Exhibit 10.3

UNWIRED PLANET, INC.

This consent letter agreement, dated as of April 6, 2016, by and among (a) Telefonaktiebolaget L M Ericsson (publ), a company duly established under the laws of Sweden, with registration number 556016-0680, having its registered office at SE-164 83 Stockholm, Sweden (“LME”), (b) Cluster LLC, a Delaware limited liability company (“E Sub”), (c) Unwired Planet, Inc., a Delaware corporation (“UP”), and (d) Unwired Planet, LLC, a Nevada limited liability company (“UPLLC”).

WHEREAS, the parties have entered into that certain Master Sale Agreement, dated as of January 10, 2013 (as amended by the First Amendment, dated February 27, 2014, and Second Amendment, dated September 17, 2014, the “Agreement”); and

WHEREAS, UPLLC now wishes to assign to UP, all of UPLLC’s rights and obligations under the agreements and related documents set forth in Exhibit A hereto (the “Assigned Agreements”) subject to the provisions of this letter.

WHEREAS, pursuant to the terms of the Agreement, UPLLC now wishes to obtain LME and E Sub’s consent to assign to UP, all of UPLLC’s rights and obligations under the Assigned Agreements subject to the provisions of this letter.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein and upon the terms and subject to the conditions herein, the parties agree as follows:

LME and E Sub hereby consent to the assignment of all of UPLLC’s rights and obligations under the Assigned Agreements to UP. In consideration therefor, UP hereby agrees and confirms that, if UP or any of its affiliates, successors or assigns receives any additional payment or other consideration from Lenovo PC International Ltd. or any other person under any of the Assigned Agreements, UP shall promptly (but in no event later than 3 business days after receipt of any such payment) pay to E Sub 50% of such payment or other consideration.

This letter agreement shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first written above.

TELEFONAKTIEBOLAGET L M ERICSSON		CLUSTER LLC

By:	/s/ Nina Macpherson	By:	/s/ John Han
Name:	Nina Macpherson	Name:	John Han
Title:	SVP and Chief Legal Officer	Title:	Authorized Person

By:	/s/ Gunilla Modén
Name:	Gunilla Modén
Title:

UNWIRED PLANET, INC.		UNWIRED PLANET, LLC

By:	/s/ Noah D. Mesel	By:	/s/ Noah D. Mesel
Name:	Noah D. Mesel	Name:	Noah D. Mesel
Title:	EVP and General Counsel	Title:	VP

[SIGNATURE PAGE TO CONSENT]

EXHIBIT A

(a)	Settlement Agreement by and between Unwired Planet LLC and Google, Inc. dated April 30, 2015.

(b)	Patent License Agreement by and between Unwired Planet LLC and Lenovo PC International Ltd. dated March 20, 2014, and the following related documents:

(i)	Amendment to Patent License Agreement dated 4/15/2014.
(ii)	Assignment (Exhibit C to Patent License Agreement) dated 4/17/2014.
(iii)	Confirmatory Assignment (Sweden) dated 4/17/2014.
(iv)	Confirmatory Assignment (Brazil) dated 4/17/2014.
(v)	Confirmatory Assignment (Spain) dated 4/17/2014.
(vi)	Confirmatory Assignment (Argentina) dated 4/17/2014.
(vii)	Confirmatory Assignment (Brazil) dated 4/17/2014.
(viii)	Confirmatory Assignment (Brazil) dated 12/20/13.
(ix)	Confirmatory Assignment (Indonesia-authenticated by Consulate) dated 4/17/2014.
(x)	Confirmatory Assignment (Australia) – restated, dated 4/17/2014.
(xi)	Patent Purchase Agreement, dated March 20, 2014, by and between Lenovo Group Limited and Unwired Planet, LLC.